UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New Jersey Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NUVEEN NEW JERSEY QUALITY MUNICIPAL INCOME FUND (NXJ) The future of your Fund is in your hands. MAKE YOUR VOICE HEARD TODAY. The Annual Meeting is approaching, and we are urging every shareholder to vote today in support of your Board’s qualified nominees. REAL RETURNS 30% 1-YEAR RETURN ON MARKET PRICE1 15% 1-YEAR RETURN ON NET-ASSET VALUE1 Your vote can protect the income you count on and safeguard the future of your investment. 1 As of 9/30/2024 ALL SHAREHOLDERS CAN VOTE NOW: VOTE ONLINE TODAY Using the website provided on your WHITE proxy card and following the simple instructions By calling the toll-free number on your WHITE proxy card and following the simple instructions VOTE BY MAIL TODAY By completing and returning your WHITE proxy card in the postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Georgeson LLC toll free at (866) 308-1843 007CFN1BB8

NUVEEN NEW JERSEY QUALITY MUNICIPAL INCOME FUND (NXJ) Performance data shown represents past performance and does not predict or guarantee future results. Current performance may be higher or lower than the data shown. NAV returns are net of fund expenses, and assume reinvestment of distributions. An investment in this fund presents a number of risks and is not suitable for all investors. Investors should carefully review and consider potential risks before investing. HOW TO VOTE: VOTE ONLINE TODAY Using the website provided on your WHITE proxy card and following the simple instructions By calling the toll-free number on your WHITE proxy card and following the simple instructions VOTE BY MAIL TODAY By completing and returning your WHITE proxy card in the postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Georgeson LLC toll free at (866) 308-1843